PRINCIPAL INVESTORS FUND, INC.
                              AMENDED AND RESTATED
                              MANAGEMENT AGREEMENT

        AGREEMENT to be effective January 1, 2005, by and between PRINCIPAL INVESTORS FUND, INC., a Maryland corporation (hereinafter called the "Fund") and PRINCIPAL MANAGEMENT CORPORATION, an Iowa corporation (hereinafter called the "Manager").

                              W I T N E S S E T H:

        WHEREAS, The Fund has furnished the Manager with copies properly certified or authenticated of each of the following:

        (a)    Articles of Incorporation of the Fund;

        (b)    Bylaws of the Fund as adopted by the Board of Directors; and

        (c) Resolutions of the Board of Directors of the Fund selecting the Manager as investment adviser and approving the form of this Agreement.

        NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the Fund hereby appoints the Manager to act as investment adviser and manager of the Fund, and the Manager agrees to act, perform or assume the responsibility therefore in the manner and subject to the conditions hereinafter set forth. The Fund will furnish the Manager from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

1.      INVESTMENT ADVISORY SERVICES

        The Manager will regularly perform the following services for the Fund:

        (a)    Provide investment research, advice and supervision;

        (b) Provide investment advisory, research and statistical facilities and all clerical services relating to research, statistical and investment work;

        (c) Furnish to the Board of Directors of the Fund (or any appropriate committee of such Board), and revise from time to time as conditions require, a recommended investment program for the portfolio of each Series of the Fund consistent with each Series' investment objective and policies;

        (d) Implement such of its recommended investment program as the Fund shall approve, by placing orders for the purchase and sale of securities, subject always to the provisions of the Fund's Articles of Incorporation and Bylaws and the requirements of the Investment Company Act of 1940 (the "1940 Act"), and the Fund's Registration Statement, current Prospectus and Statement of Additional Information, as each of the same shall be from time to time in effect;

        (e) Advise and assist the officers of the Fund in taking such steps as are necessary or appropriate to carry out the decisions of its Board of Directors and any appropriate committees of such Board regarding the general conduct of the investment business of the Fund; and

        (f) Report to the Board of Directors of the Fund at such times and in such detail as the Board may deem appropriate in order to enable it to determine that the investment policies of the Fund are being observed.

2.      CORPORATE ADMINISTRATIVE SERVICES

        The Manager will provide the following corporate administrative services for the Fund:

          (a) furnish the services of such of the Manager's officers and employees as may be elected officers or directors of the Fund, subject to their individual consent to serve and to any limitations imposed by law;

          (b) furnish office space, and all necessary office facilities and equipment, for the general corporate functions of the Fund (i.e., functions other than (i) underwriting and distribution of Fund shares; (ii) custody of Fund assets, (iii) transfer and paying agency services; and (iv) corporate and portfolio accounting services); and

          (c)  furnish  the  services  of  executive   and  clerical   personnel
               necessary to perform the general corporate functions of the Fund.

3.      RESERVED RIGHT TO DELEGATE DUTIES AND SERVICES TO OTHERS

        The Manager in assuming responsibility for the various services as set forth in this Agreement reserves the right to enter into agreements with others for the performance of certain duties and services or to delegate the performance of some or all of such duties and services to Principal Life Insurance Company, or one or more affiliates thereof; provided, however, that entry into any such agreements shall not relieve the Manager of its duty to review and monitor the performance of such persons to the extent provided in the agreements with such persons or as determined from time to time by the Board of Directors.

4.      EXPENSES BORNE BY THE MANAGER

        The Manager will pay:

          (a) the organizational expenses of the Fund and its portfolios and share classes, including the Fund's registration under the Investment Company Act of 1940, and the initial registration of its Capital Stock for sale under the Securities Act of 1933 with the Securities and Exchange Commission;

          (b) Compensation of personnel, officers and directors who are also affiliated with the Manager; and

          (c) Expenses and compensation associated with furnishing office space, and all necessary office facilities and equipment, and personnel necessary to perform the general corporate functions of the Fund.

5.      COMPENSATION OF THE MANAGER BY FUND

        For all services to be rendered and payments made as provided in Sections 1, 2 and 4 hereof, the Fund will accrue daily and pay the Manager monthly, or at such other intervals as the Fund and Manager may agree, a fee based on the average of the values placed on the net assets of each Series of the Fund as of the time of determination of the net asset value on each trading day throughout the month in accordance with Schedule 1 attached hereto.

        Net asset value shall be determined pursuant to applicable provisions of the Articles of Incorporation of the Fund. If pursuant to such provisions the determination of net asset value is suspended, then for the purposes of this
Section 5 the value of the net assets of the Fund as last determined shall be deemed to be the value of the net assets for each day the suspension continues.

        The Manager may, at its option, waive all or part of its compensation for such period of time as it deems necessary or appropriate.

6.      EXPENSES BORNE BY FUND

        The Fund will pay, without reimbursement by the Manager, all expenses attributable to the services described in this Agreement and not specifically identified in this Agreement as being paid by the Manager.

7.      AVOIDANCE OF INCONSISTENT POSITION

        In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Manager nor any of the Manager's directors, officers or employees will act as a principal or agent or receive any commission.

8.      LIMITATION OF LIABILITY OF THE MANAGER

        The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Manager's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

9.      COPIES OF CORPORATE DOCUMENTS

        The Fund will furnish the Manager promptly with properly certified or authenticated copies of amendments or supplements to its Articles of Incorporation or Bylaws. Also, the Fund will furnish the Manager financial and other corporate information as needed, and otherwise cooperate fully with the Manager in its efforts to carry out its duties and responsibilities under this Agreement.

10.     DURATION AND TERMINATION OF THIS AGREEMENT

        This Agreement shall remain in force and in effect from year to year following its execution provided that the continuance is specifically approved at least annually either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Series and in either event by vote of a majority of the directors of the Fund who are not interested persons of the Manager, Principal Life Insurance Company, or the Fund cast in person at a meeting called for the purpose of voting on such approval. This Agreement may, on sixty days written notice, be terminated at any time without the payment of any penalty, by the Board of Directors of the Fund, by vote of a majority of the outstanding voting securities of the Series, or by the Manager. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 10, the definitions contained in
Section 2(a) of the Investment Company Act of 1940 (particularly the definitions of "interested person," "assignment" and "voting security") shall be applied.

11.     AMENDMENT OF THIS AGREEMENT

        No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Series to which such amendment relates and by vote of a majority of the directors who are not interested persons of the Manager, Principal Life Insurance Company or the Fund cast in person at a meeting called for the purpose of voting on such approval.

12.     ADDRESS FOR PURPOSE OF NOTICE

        Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Fund and that of the Manager for this purpose shall be the Principal Financial Group, Des Moines, Iowa 50392-0200.

13.     MISCELLANEOUS

        The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.

                     PRINCIPAL INVESTORS FUND, INC.

                                 /s/ Ralph C. Eucher
                     By _____________________________________________
                        Ralph C. Eucher, President and Chief Executive Officer


                     PRINCIPAL MANAGEMENT CORPORATION

                                 /s/ Arthur S. Filean
                     By _____________________________________________
                        Arthur S. Filean, Senior Vice President

                                                        SCHEDULE 1

--------------------------------------------------- ----------------------
                                                       Management Fee
                      Series                           as a Percentage
                                                    at Daily Average Net
                                                           Assets
--------------------------------------------------- ----------------------
--------------------------------------------------- ----------------------
LargeCap S&P 500 Index Fund                               0.15%
--------------------------------------------------- ----------------------
--------------------------------------------------- ----------------------
LifeTime 2010 Fund                                        0.1225%
--------------------------------------------------- ----------------------
--------------------------------------------------- ----------------------
LifeTime 2020 Fund                                        0.1225%
--------------------------------------------------- ----------------------
--------------------------------------------------- ----------------------
LifeTime 2030 Fund                                        0.1225%
--------------------------------------------------- ----------------------
--------------------------------------------------- ----------------------
LifeTime 2040 Fund                                        0.1225%
--------------------------------------------------- ----------------------
--------------------------------------------------- ----------------------
LifeTime 2050 Fund                                        0.1225%
--------------------------------------------------- ----------------------
--------------------------------------------------- ----------------------
LifeTime Strategic Income Fund                            0.1225%
--------------------------------------------------- ----------------------
--------------------------------------------------- ----------------------
MidCap S&P 400 Index Fund                                 0.15%
--------------------------------------------------- ----------------------
--------------------------------------------------- ----------------------
SmallCap S&P 600 Index Fund                               0.15%
--------------------------------------------------- ----------------------


----------------------------------------- ----------------------------------------------------------------------------------------
                                                                              Management Fee
                      Series                                                  as a Percentage
                                                                        at Daily Average Net Assets
----------------------------------------- ----------------------------------------------------------------------------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
                                           First $500 million    Next $500 million      Next $500 million     Over $1.5 billion
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Partners MidCap Value Fund                       1.00%                 0.98%                  0.96%                 0.95%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Partners MidCap Value Fund I                     1.00%                 0.98%                  0.96%                 0.95%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
MidCap Value Fund                                0.65%                 0.63%                  0.61%                 0.60%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
MidCap Blend Fund                                0.65%                 0.63%                  0.61%                 0.60%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Partners MidCap Growth Fund                      1.00%                 0.98%                  0.96%                 0.95%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Partners MidCap Growth Fund I                    1.00%                 0.98%                  0.96%                 0.95%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Partners MidCap Growth Fund II                   1.00%                 0.98%                  0.96%                 0.95%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
MidCap Growth Fund                               0.65%                 0.63%                  0.61%                 0.60%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Partners LargeCap Value Fund                     0.80%                 0.78%                  0.76%                 0.75%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Partners LargeCap Value Fund I                   0.80%                 0.78%                  0.76%                 0.75%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Partners LargeCap Value Fund II                  0.85%                 0.83%                  0.81%                 0.80%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
LargeCap Value Fund                              0.45%                 0.43%                  0.41%                 0.40%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Partners LargeCap Blend Fund                     0.75%                 0.73%                  0.71%                 0.70%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Partners LargeCap Blend Fund I                   0.45%                 0.43%                  0.41%                 0.40%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
LargeCap Blend Fund I                            0.60%                 0.58%                  0.56%                 0.55%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Partners LargeCap Growth Fund                    1.00%                 0.98%                  0.96%                 0.95%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Partners LargeCap Growth Fund I                  0.75%                 0.73%                  0.71%                 0.70%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Partners LargeCap Growth Fund II                 1.00%                 0.98%                  0.96%                 0.95%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
LargeCap Growth Fund                             0.55%                 0.53%                  0.51%                 0.50%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Equity Income Fund                               0.60%                 0.58%                  0.56%                 0.55%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Partners SmallCap Value Fund                     1.00%                 0.98%                  0.96%                 0.95%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Partners SmallCap Value Fund I                   1.00%                 0.98%                  0.96%                 0.95%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Partners SmallCap Value Fund II                  1.00%                 0.98%                  0.96%                 0.95%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
SmallCap Value Fund                              0.75%                 0.73%                  0.71%                 0.70%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Partners SmallCap Blend Fund                     1.00%                 0.98%                  0.96%                 0.95%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
SmallCap Blend Fund                              0.75%                 0.73%                  0.71%                 0.70%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Partners SmallCap Growth Fund I                  1.10%                 1.08%                  1.06%                 1.05%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Partners SmallCap Growth Fund II                 1.00%                 0.98%                  0.96%                 0.95%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Partners SmallCap Growth Fund III                1.10%                 1.08%                  1.06%                 1.05%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
SmallCap Growth Fund                             0.75%                 0.73%                  0.71%                 0.70%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Partners International Fund                      1.10%                 1.08%                  1.06%                 1.05%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
International Fund I                             0.90%                 0.88%                  0.86%                 0.85%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
International Fund II                            1.00%                 0.98%                  0.96%                 0.95%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
International Emerging Markets Fund              1.35%                 1.33%                  1.31%                 1.30%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Bond & Mortgage Securities Fund                  0.55%                 0.53%                  0.51%                 0.50%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Government Securities Fund                       0.40%                 0.38%                  0.36%                 0.35%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
High Quality Intermediate-Term Bond Fund         0.40%                 0.38%                  0.36%                 0.35%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
High Quality Short-Term Bond Fund                0.40%                 0.38%                  0.36%                 0.35%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
High Quality Long-Term Bond Fund                 0.40%                 0.38%                  0.36%                 0.35%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Partners Global Equity Fund                      0.95%                 0.93%                  0.91%                 0.90%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Tax-Exempt Bond Fund                             0.50%                 0.48%                  0.46%                 0.45%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
High Yield Fund                                  0.65%                 0.63%                  0.61%                 0.60%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Inflation Protection Fund                        0.40%                 0.38%                  0.36%                 0.35%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Money Market Fund                                0.40%                 0.39%                  0.38%                 0.37%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Capital Preservation Fund                        0.40%                 0.39%                  0.38%                 0.37%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Preferred Securities Fund                        0.75%                 0.73%                  0.71%                 0.70%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Real Estate Securities Fund                      0.85%                 0.83%                  0.81%                 0.80%
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------